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                                                              Exhibit 23.3

                       Consent of Independant Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1997, with respect to the consolidated financial statements of BCE Holdings Pty. Limited included in the Registration Statement (Form S-4) and related Prospectus of Continental Global Group, Inc. for the registration of $120,000,000 of 11% Series B Senior Notes.


                                               Coopers & Lybrand
                                               Chartered Accountants

Coopers & Lybrand
Newcastle, Australia
May 22, 1997